UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013 (August 2, 2013)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Directors

On August 2, 2013, the Board of Directors of Aircastle Limited (the “Company”) increased the maximum number of directors of the Company from eight to ten directors and, pursuant to the Shareholder Agreement, dated June 6, 2013, by and between the Company and Marubeni Corporation, appointed Ryusuke Konto and Gentaro Toya to the Board of Directors. Mr. Konto will serve as a Class III director until the Annual General Meeting of Shareholders in 2015, and Mr. Toya will serve as a Class III director until the Annual General Meeting of Shareholders in 2015, or, in each case, until his office shall otherwise be vacated pursuant to the Company’s Bye-laws.

A copy of the Company’s press release announcing the appointment of Messrs. Konto and Toya is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 6, 2013 which is being furnished hereto pursuant to Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ David Walton
David Walton
General Counsel, Chief Operating Officer and Secretary

Date: August 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 6, 2013